Bitcoin Shop Signs Letter of Intent to Merge with Spondoolies-Tech

Fully Integrated Transaction Verification Services Business Expected to Drive Diversification and Revenue Growth

Arlington, VA – (Marketwired – April 28, 2015) – Bitcoin Shop, Inc. (OTCQB: BTCS) (“BTCS” or the “Company”), a blockchain technology company that engages in transaction verification services, announced today that it has signed a Letter of Intent (“LOI”) to merge with Spondoolies-Tech Ltd (“Spondoolies”), a digital currency server manufacturer. BTCS is embarking on a mission to build a fully integrated transaction verification services business using Spondoolies’ state-of-the-art bitcoin mining technology. In the bitcoin network, transactions are typically verified by operators of specially designed servers which ensure speed, efficiency, security and accuracy. Currently, there are only five companies globally manufacturing these servers and Spondoolies is widely recognized as a leader in the space. Both companies believe the anticipated combination of BTCS and Spondoolies will create the world’s first publicly traded company to produce Bitcoin transaction verification equipment and deploy Bitcoin mining resources. The merger is subject to a number of conditions, including satisfactory completion of diligence and execution of definitive agreements. There can be no assurance that the conditions to closing will be satisfied or merger will be completed.

“Our key goal in 2014 was to create the partnerships needed to build an ecosystem and start laying the foundation to put our vision into place,” said Charles Allen, CEO of BTCS. “Once completed, our merger with Spondoolies would be a significant leap forward in making this ecosystem a reality. We believe this merger once completed would create significant value for BTCS and Spondoolies shareholders, customers, and employees and serve to accelerate the strategic plans in which both companies have invested. As a collective, our next objective will be to complete the development and production of a next generation chip to drive our transaction verification services business and to generate revenue from the combination.”

“Over the last several months, we’ve worked closely with Charles Allen and the BTCS team to establish the nature of our potential partnership,” said Guy Corem, CEO of Spondoolies. “The synergy between the teams is amazing. I have the utmost of confidence that together we will build a very successful and prosperous company by growing and expanding our business beyond bitcoin mining equipment.”

About BTCS:

BTCS is a blockchain technology company that provides transaction verification services for digital currency. BTCS is building a universal digital currency platform with the goal of enabling users to engage in the digital currency ecosystem through one point of access. BTCS continues to actively partner and integrate with strategic digital currency technology companies who provide products or services that are complementary to its business strategy. BTCS operates its public beta site (www.btcs.com) where consumers can purchase products using digital currency such as bitcoin, litecoin and dogecoin, by searching through a selection of over 250,000 items. For more information visit: www.btcs.com

About Spondoolies-Tech:

Founded in 2013 by a group of Israeli high-tech veterans, Spondoolies is a digital currency hardware manufacturer. Spondoolies raised ten million dollars in capital from leading Israeli venture capital firms and assembled a team of leaders in the Israeli Semiconductor industry, with the goal of building the infrastructure on which digital currencies will flourish. Building bitcoin transaction verifying servers from the bottom up, Spondoolies is producing machines that are designed for efficiency and performance. During 2014, Spondoolies successfully launched five different products.

Forward Looking Statements:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission, not limited to Risk Factors relating to its digital currency business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

BTCS Investor Relations:

Michal Handerhan

Bitcoin Shop, Inc.

(202) 430-6576

IR@BitcoinShop.us

Spondoolies Media Relations:

Stefanie Guzikowski

E & G Public Relations, LLC

(603) 501-0052

sguzik@egpublicrelations.com